UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 3, 2023

Oncternal Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12230 El Camino Real Suite 230 San Diego, CA 92130 (858) 434-1113

(Address and zip code; telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ONCT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 4, 2023, Oncternal Therapeutics, Inc. (“Oncternal”) received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that because the closing bid price for Oncternal’s common stock had closed below $1.00 per share for 30 consecutive business days, Oncternal no longer complied with the minimum bid price requirement pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). The Notification Letter stated that Oncternal had 180 days, or until October 2, 2023, to demonstrate its compliance with the Minimum Bid Requirement.

On October 3, 2023, Nasdaq notified Oncternal that it has granted Oncternal an additional 180 calendar days, or to April 1, 2024, to regain compliance with the Minimum Bid Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

Oncternal intends to continue to actively monitor the closing bid price of its common stock and will evaluate available options to regain compliance with the Minimum Bid Requirement. Specifically, Oncternal has confirmed to Nasdaq that, if necessary, it will implement a reverse stock split of its outstanding common stock, to attempt to regain compliance. At Oncternal’s annual meeting of stockholders held on June 28, 2023, Oncternal’s stockholders approved a proposal granting Oncternal’s board authority to effect a reverse split of Oncternal’s outstanding common stock by amending Oncternal’s Restated Certificate of Incorporation within one year and within a range of not less than one-for-five and not more than one-for-thirty. If Oncternal does not regain compliance within the additional compliance period, Nasdaq will provide notice that Oncternal’s common stock will be subject to delisting. Oncternal would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that Oncternal will regain compliance with the Minimum Bid Requirement during the 180-day additional compliance period or maintain compliance with the other Nasdaq listing requirements.

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This Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Report are forward-looking statements, including statements about Oncternal’s compliance with the Minimum Bid Requirement and related options to achieve compliance, including potentially effecting a reverse stock split. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “intend,” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this Report and are subject to a number of risks, uncertainties and assumptions, including the risks described under the heading “Risk Factors” in Oncternal’s SEC filings, including Oncternal’s annual and quarterly reports, as well as other factors related to the trading price of Oncternal’s common stock. The events and circumstances reflected in Oncternal’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Oncternal does not plan to publicly update or revise any forward-looking statements contained in this Report, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncternal Therapeutics, Inc.

Date: October 6, 2023	By:	/s/ Richard G. Vincent
Name: Richard G. Vincent
Title: Chief Financial Officer